Exhibit 32.1/32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of NetBrands Corp. (the “Company”), does hereby certify, in the capacities and on the date indicated below, to the best of such officer’s knowledge, that:

1.	The Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

Date: August 15, 2023

/s/ Paul Adler
Paul Adler
President, Chief Financial Officer,
Treasurer, Secretary and Director
(Principal Executive Officer and
Principal Financial and Accounting Officer)